SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2015

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 8, 2015, Newmont Mining Corporation, a Delaware corporation (the “Company”), announced that it had entered into a definitive stock purchase agreement (the “Purchase Agreement”) with AngloGold Ashanti North America Inc. (“AngloGold”), AngloGold Ashanti USA Incorporated, AngloGold Ashanti (Colorado) Corp., GCGC LLC and, for limited purposes, AngloGold Ashanti Limited, to acquire from AngloGold 100% of the interest in the Cripple Creek & Victor (“CC&V”) gold mine located in Colorado (the “Acquisition”).

The Acquisition was described in the Company’s Current Report on Form 8-K dated and filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2015. The Purchase Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

The Purchase Agreement has been attached to provide investors with information regarding its terms. The terms and information in the Purchase Agreement should not be relied on as factual disclosure about the Company or CC&V without consideration of the periodic and current reports and other statements that the Company files with the SEC. The terms of the Purchase Agreement govern the contractual rights and relationships, and allocate risks, among the parties thereto in relation to the acquisition. In particular, the representations and warranties made by the parties to each other in the Purchase Agreement have been negotiated among the parties with the principal purpose of setting forth their respective rights with respect to their obligations to each other, rather than for the purpose of establishing matters as facts, and they may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about any of the parties thereto or their respective subsidiaries or affiliates. The Company does not undertake any obligation to publicly release any revisions to these representations and warranties, except as required under U.S. federal or other applicable securities laws.

ITEM 8.01.	Other Events.

On June 10, 2015, the Company issued a news release announcing the underwritten sale of 29,000,000 shares of its common stock to Citigroup and J.P. Morgan, each of which will act as underwriters for the offering, for total gross proceeds of approximately $682 million.

A copy of the news release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

This Form 8-K shall be deemed to be incorporated by reference into the prospectus supplement to be filed with the Commission on June 11, 2015, forming part of the Company’s Registration Statement on Form S-3ASR (No. 333-183964) and part of such prospectus from the date of the filing thereof.

Important Legal Information

Item 8.01 of this Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus.

An electronic copy of the prospectus supplement and accompanying base prospectus for the offering may be obtained at www.sec.gov.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1**	Stock Purchase Agreement, dated as of June 8, 2015

99.1	Press Release, Dated June 10, 2015

**	Pursuant to Item 6.01(b)(2) of Regulation S-K, schedules to the Stock Purchase Agreement have been omitted. Such schedules are listed in the Stock Purchase Agreement. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission on request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan H. Hennessey
Name:	Logan H. Hennessey
Title:	Vice President, Associate General Counsel and Corporate Secretary

Dated: June 10, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1**	Stock Purchase Agreement, dated as of June 8, 2015

99.1	Press Release, Dated June 10, 2015

**	Pursuant to Item 6.01(b)(2) of Regulation S-K, schedules to the Stock Purchase Agreement have been omitted. Such schedules are listed in the Stock Purchase Agreement. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission on request.